SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ACME COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2002
GENERAL
VOTING SECURITIES
Counting of Votes
BOARD OF DIRECTORS
Election of Directors
Nominees for Election as Directors
Directors’ Compensation
Board of Directors Meetings
Board Committees
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
Option Grants
Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Value
Equity Compensation Plan Information
COMPARISON OF CUMULATIVE TOTAL RETURNS*
Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
AUDIT COMMITTEE REPORT*
FINANCIAL AND OTHER INFORMATION
INDEPENDENT PUBLIC ACCOUNTANTS
ACCOUNTANT FEES
FINANCIAL AND OTHER INFORMATION
STOCKHOLDER PROPOSALS
OTHER MATTERS

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ACME Communications, Inc. which will be held at 1999 Avenue of the Stars, 7th Floor, Los Angeles, California on Thursday, May 29, 2003 at 9:00 a.m. (local time).

     At the Annual Meeting, you will be asked to vote to elect six directors. In addition, we will ask you to ratify the appointment of KPMG LLP as our independent accountants for the 2003 fiscal year. The attached Proxy Statement contains information about these matters.

     Whether or not you plan to attend, please promptly execute and return your proxy card to assure that your shares are represented at the meeting.

     I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 29, 2003.

Sincerely,

Jamie Kellner Chairman of the Board and Chief Executive Officer

May 5, 2003

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 29, 2003

     ACME Communications, Inc. will hold its Annual Meeting of Stockholders at 1999 Avenue of the Stars, 7th Floor, Los Angeles, California on Thursday, May 29, 2003 at 9:00 a.m. (local time) for the following purposes:

1.	To elect six directors;

2.	To ratify the appointment of KPMG LLP as our independent accountants for 2003; and

3.	To transact such other business as may properly come before the meeting.

     Stockholders who owned stock at the close of business on April 4, 2003 are entitled to vote at this meeting and any adjournments. Even though you may plan to attend the meeting, we ask that you sign and date the enclosed proxy card, and return it without delay in the enclosed postage-paid envelope. If you are present, you may withdraw your proxy card and vote in person.

     Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope so that your shares of stock may be present at the meeting.

By Order of the Board of Directors,

Thomas Allen Executive Vice President, Chief Financial Officer and Secretary

May 5, 2003

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2002

GENERAL

     Our Board of Directors is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on Thursday, May 29, 2003 at 1999 Avenue of the Stars, 7th Floor, Los Angeles, California at 9:00 a.m. (local time) and at any adjournment.

     We will vote all valid and properly executed proxies that we receive before the Annual Meeting in accordance with the instructions specified in the proxy. If proxies do not give any instructions, we will vote shares FOR: (1) the election of the named nominees for director; (2) ratification of KPMG LLP’s appointment as independent accountants; and (3) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering a written notice of revocation to our corporate Secretary or attending the meeting and withdrawing your proxy.

     We will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock such brokers and nominees hold of record. We will reimburse them for their reasonable forwarding expenses. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally, by telephone, by mail or by other means of communication.

VOTING SECURITIES

     Each share of common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record at the close of business on April 4, 2003 are entitled to vote at the Annual Meeting. On March 31, 2003, our issued and outstanding voting securities consisted of 16,750,000 shares of common stock.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the meeting. Assuming such a quorum is present, for the purpose of electing directors, the affirmative vote of a plurality of votes cast is necessary to approve the election of a director. For the purpose of approving all other proposals presented to our stockholders at the Annual Meeting, the affirmative vote of a majority in voting power of the shares of common stock that are present in person or by proxy and entitled to vote thereon.

Counting of Votes

     Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and will be treated as votes cast and have the same effect as a vote against a proposal. Under Delaware law, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be counted in determining the number of shares necessary for approval.

BOARD OF DIRECTORS

Election of Directors

     The nominees proposed for election are Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Brian McNeill and Thomas Embrescia. Each director will serve until the annual meeting of stockholders in 2004 or until his successor is elected and qualified.

     Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote your proxies for the election of such other person as our directors select.

Nominees for Election as Directors

     The following table sets forth information about our directors as of March 31, 2003.

Name	Age	Position	Year First Elected

Jamie Kellner	57	Chairman of the Board and Chief Executive Officer	1997
Douglas Gealy	42	President, Chief Operating Officer and Director	1997
Thomas Allen	50	Executive Vice President, Chief Financial Officer and Director	1997
James Collis	40	Director	1999
Thomas Embrescia	56	Director	1998
Brian McNeill	47	Director	1999

     Jamie Kellner is a founder of ACME Communications, Inc. (“ACME”) and has served as our Chief Executive Officer and Chairman of the Board since 1997. Mr. Kellner is also a founder and has been Chief Executive Officer of The WB Network since 1993. Additionally, from March 2001 through March 2003, Mr. Kellner served as Chairman and Chief Executive Officer of AOL Time Warner’s Television Networks division. Mr. Kellner was President of Fox Broadcasting Company from its inception in 1986 to 1993.

     Douglas Gealy is a founder of ACME and has served as our President and Chief Operating Officer and as a member of our Board since 1997. Since December of 1996, Mr. Gealy has been involved in development activities for ACME. Before founding ACME, Mr. Gealy served for one year as Executive Vice President of Benedek Broadcasting Corporation. From 1991 to 1996, Mr. Gealy was a Vice President and General Manager of WCMH and, under a local marketing agreement, WWHO, both in Columbus, Ohio, and following the acquisition of these stations by NBC, served as President and General Manager of these stations.

     Thomas Allen is a founder of ACME and has served as our Executive Vice President and Chief Financial Officer and as a member of our Board since 1997. Since June 1996, Mr. Allen has been involved in development activities for ACME. From August 1993 to May 1996, Mr. Allen was the Chief Operating Officer and Chief Financial Officer for Virgin Interactive Entertainment. Before that Mr. Allen served as Senior Vice President and Chief Financial Officer of the Fox Broadcasting Company from its inception in 1986 to 1993.

     James Collis has served as a member of our Board since July 1999. Mr. Collis is an Executive Vice President of Seaport Capital, LLC, a limited liability company formed to manage Seaport Capital Partners II, L.P., CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. Mr. Collis has served in this role since February 2000. Prior to Seaport Capital, Mr. Collis served as Executive Vice President of CEA Management Corp., a corporation formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. Before joining CEA Management Corp., Mr. Collis was a Principal at Chase Manhattan Bank beginning in December 1996. Before becoming a Principal, Mr. Collis was a Vice President of Chase Manhattan Bank beginning in June 1995 and an associate before that beginning in June 1991.

     Thomas Embrescia has served as a member of our Board since we acquired WTVK from Second Generation Television, Inc. in June 1998. Mr. Embrescia is the Chairman and principal investor of Second Generation Television, a company he formed in 1993. In addition, he also serves as chairman or Chief Executive Officer and is a principal investor in several other media and marketing related businesses. Mr. Embrescia has over 31 years of experience in the broadcasting and media industry.

     Brian McNeill has served as a member of our Board since July 1999. Since 1996, he has been the Managing General Partner of Alta Communications, a private venture capital firm he co-founded, which specializes in the communications industry. Since 1986, Mr. McNeill has been a general partner of various funds affiliated with Burr, Egan, Deleage & Co., a major private equity firm which specializes in investments in the communications and technology industries. He currently serves on the board of Radio One, Inc., a publicly traded company on the NASDAQ exchange

     The Board of Directors has, and upon re-election of the six nominees, will continue to have two vacancies.

     See “Certain Relationships and Related Transactions” below for a description of the long-term voting agreement with respect to election of directors between the Company and Messrs. Kellner, Gealy, Allen and Embrescia, and investment funds managed by or affiliated with Alta Communications and CEA Capital, each of which is a current stockholder. The voting agreement expires on October 5, 2003.

The Board of Directors recommends a vote FOR the election of the directors listed above.
We will vote proxies received by us in favor of the above nominees unless a contrary choice is indicated.

Directors’ Compensation

     Our directors do not currently receive any cash compensation for services on our Board of Directors or any committee of our board. However, directors are reimbursed for expenses they incur in attending Board and committee meetings. All directors are eligible to participate in our 1999 Stock Incentive Plan. No grants of stock options were made to our directors in 2002.

Board of Directors Meetings

     The Board of Directors met six times during 2002. Each director attended every meeting of the Board and Committees on which he served.

Board Committees

     We have an audit committee and a compensation committee but not a nominating committee.

Audit Committee

     On April 9, 2002 the Board of Directors amended our Audit Committee Charter Our Audit Committee is comprised of James Collis (Chairman), Brian McNeill and Tom Embrescia. Our Board has determined that each Audit Committee member is independent as defined by the National Association of Securities Dealers’ existing standards. Our Audit Committee recommends the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and reviews our critical accounting policies. The Audit Committee met six times in 2002. See “Audit Committee Report.”

Compensation Committee

     Our Compensation Committee is comprised of Brian McNeill (Chairman) and Thomas Embrescia. The committee determines the compensation and employment agreement terms of our executive officers and administers our 1999 Stock Incentive Plan, as amended. The Compensation Committee met three times in 2002. See “Compensation Committee Report.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following contains information regarding the beneficial ownership of our common stock as of April 30, 2003, for:

•	holders or groups of related holders who, individually or as a group, are known to us to be the beneficial owners of 5% or more of our common stock;

•	each of our executive officers;

•	each director;

•	our executive officers and directors as a group.

     Unless otherwise noted, the address for each person or entity named below is c/o ACME Communications, Inc. 2101 E. Fourth Street, Suite 202, Santa Ana, California 92705.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of	Percentage of
	Common Stock	Common Stock
Name and Address	Beneficially	Beneficially
of Beneficial Owner	Owned	Owned

Jamie Kellner (1)	1,106,289	6.48%
Douglas Gealy (1)	825,537	4.85%
Thomas Allen (1)	822,872	4.84%
Ed Danduran (1)	57,800	*
James Collis (2)	1,535,360	9.17%
Thomas Embrescia (3)	96,777	*
Brian McNeill (4)	1,535,360	9.17%
All directors and executive officers as a group (7 persons)	5,979,995	33.91%
Alta Communications, Inc./Burr, Egan, Deleage & Co., Inc. (4)	1,535,360	9.17%
CEA Capital Partners USA, LP (2)	1,535,360	9.17%
Dimensional Fund Advisors Inc. (5)	936,900	5.59%
Franklin Advisors, Inc. (6)	1,551,458	9.26%
Gabelli Asset Management, Inc. (7)	1,160,058	6.93%
TCW Asset Management Company (8)	972,138	5.80%

*	Represents beneficial ownership of less than 1%.

(1)	Messrs. Kellner, Gealy, Allen and Danduran hold employee stock options for 314,489, 256,961, 256,961 and 56,000, shares, respectively, that are fully exercisable or exercisable within 60 days of April 30, 2003, and, therefore, are included in the shares owned.

(2)	Includes 1,173,476 shares held by CEA Capital Partners USA, L.P. and 361,884 shares held by CEA Capital Partners USA CI, L.P., two limited partnerships. Mr. Collis, one of our directors, is an Executive Vice President of Seaport Capital, LLC, a limited liability company formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. and, therefore, may be deemed to having voting and investment power over the shares. Mr. Collis and Seaport Capital, LLC have no pecuniary interest in and disclaim beneficial ownership of these shares. The address for Seaport Capital, LLC is 199 Water Street, 20th Floor, New York, New York 10038.

(3)	Excludes 47,229 shares held by each of three trusts, 1994 Embrescia FITrust f/b/o F.M. Embrescia, 1994 Embrescia FITrust f/b/o M.M. Embrescia, 1994 Embrescia FITrust f/b/o A.M. Embrescia. Mr. Embrescia disclaims beneficial ownership of such shares.

(4)	Includes 383,840 shares held by Alta Subordinated Debt Partners III, LP, 1,125,892 shares held by Alta Communications VI, LP, and 25,628 shares held by Alta Comm S by S, LLC. Alta Subordinated Debt Partners III, L.P. is managed by Burr, Egan, Deleage & Co., Inc. and Alta Communications VI, L.P. and Alta Comm S By S, LLC are indirectly managed by Alta Communications, Inc. which may be deemed to have investment power with respect to the shares held by these partnerships. Mr. McNeill is the general partner of the general partner of Alta Subordinated Debt Partners III and of Alta Communications VI and is a member of Alta Comm S by S, and may be deemed to have investment power with respect to the shares owned by these funds. Mr. McNeill disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein. The address for both Alta Communications, Inc. and Burr, Egan, Deleage & Co., Inc., which have common ownership, is 200 Clarendon Street, 51st Floor, Boston, MA 02116.

investment funds for which TCW Asset Management provides investment advisory services. The address for TCW Asset Management Company is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(5)	Based solely on a Schedule 13G dated February 7, 2003. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)	Based solely on a Schedule 13G dated January 30, 2003. The address for Franklin Advisors, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(7)	Based solely on a Schedule 13F dated February 14, 2003. The address for Gabelli Asset Management, Inc. is One Corporate Center, Rye, NY 10580.

(8)	Based solely on a Schedule 13D dated February 3, 2003. Includes 598,622 shares held by TCW Leveraged Income Trust, LP, and 373,516 shares held by TCW Shared Opportunity Fund II LP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 2002, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Voting Agreement

     In February 2003, we amended our long-term voting agreement (the “Voting Agreement”) with Messrs. Kellner, Gealy, Allen and Embrescia, and investment funds managed by or affiliated with Alta Communications, CEA Capital and TCW Asset Management Company, all of which are stockholders. TCW Asset Management Company withdrew from the Voting Agreement at that date, but pursuant to the Voting Agreement, Messrs. Kellner, Gealy, Allen and Embrescia and affiliates of Alta Communications and CEA Capital all have agreed to continue to vote their shares of voting stock in favor of each other’s designees pursuant to which they will likely be able to elect at least a majority of our board. In addition to being stockholders, Messrs. Kellner, Gealy, Allen and Embrescia are all directors. Furthermore, Messrs. Collis and McNeill are each employed by affiliates of the investment fund stockholders (Seaport Capital Partners, and Alta Communications, respectively) and each serve as directors of our company.

Registration Rights

     We have a registration rights agreement with all of our pre-initial public offering investors, including Messrs. Kellner, Allen and Gealy and each of our non-management directors or their affiliates. At any time, these stockholders, holding an aggregate of at least 25% of the stock covered by this registration rights agreement, may demand that we file a registration statement covering our securities held by them. However, the securities to be registered must have an anticipated aggregate public offering price of at least $10.0 million. These stockholders can effect two such demand registrations.

     At any time we are eligible to use a Registration Statement on Form S-3 to register an offering of our securities, these stockholders may request that we file a registration statement on Form S-3, covering all or a portion of our securities held by them, if the aggregate public offering price is at least $2.0 million. These stockholders can request that we file two S-3 registration statements per year. In addition, these stockholders have piggyback registration rights. If we propose to register any common stock, these stockholders may require us to include all or a portion of their securities in such registration.

     These registration rights are subject to our right to delay the filing of a registration statement, not more than once in any 12-month period, for not more than 90 days.

     We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

     The registration rights of each stockholder under this registration rights agreement terminate when such stockholder transfers its securities under Rule 144 promulgated under the Securities Act or their shares have otherwise been transferred.

The WB Network

     Our stations have entered into affiliation agreements and, from time to time, related marketing arrangements with The WB Network. Mr. Kellner is a founder and the Chief Executive Officer of The WB Network. We believe that the terms of each of these affiliation agreements or marketing agreements are or were at least as favorable to us or our affiliates as those that could be obtained from an unaffiliated party.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following table sets forth compensation earned for the years ended December 31, 2002, 2001 and 2000 by all of our executive officers.

					Long-Term
	Annual Compensation				Compensation

					Securities
Name and					Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Other	Options/SARs (4)	Compensation(3)

Jamie Kellner	2002	$258,500	—	—	—	—
Chairman of the	2001	$258,500	—	—	(419,318)	—
Board and Chief	2000	$250,000	—	—	—	—
Executive Officer

					Long-Term
	Annual Compensation				Compensation

					Securities
Name and					Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Other	Options/SARs (4)	Compensation(3)

Douglas Gealy	2002	387,750	—	*	—	$5,500
President and Chief	2001	387,750	—	*	(342,614)	$5,250
Operating Officer	2000	375,000	—	*	—	5,045
Thomas Allen	2002	387,750	—	*	—	5,500
Executive Vice	2001	387,750	—	*	(342,614)	5,250
President and Chief	2000	375,000	—	*	—	5,045
Financial Officer
Ed Danduran	2002	155,000	30,000	—	—	4,950
Vice President and	2001	137,505	—	—	30,000	4,950
Controller	2000	127,505	20,000	—	22,000	4,575

1)	For Mr. Kellner, this amount is his consulting fee.

2)	Amounts disclosed in the column reflect payments under the incentive provisions of the individual employment and consulting agreements.

3)	The amounts disclosed in this column are for the Company’s matching contributions under our 401K savings plan.

4)	On November 12, 2001 Messrs. Kellner, Gealy and Allen entered into a Stock Option Cancellation and Amendment Agreement that cancelled 50% of the options that were awarded to them at the time of the Company’s initial public offering.

*	Less than $50,000 or 10% of such employee’s total salary and bonus for said year.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

Employment Contracts

     We have a non-exclusive consulting agreement with Mr. Kellner and full-time exclusive employment agreements with each of Messrs. Gealy and Allen. Each of the three executives were entitled to an increase of 1.6% of their base salary effective January 1, 2002, which they each declined. In January 2002, we exercised our option to extend the agreements with Messrs. Kellner, Gealy and Allen from June 16, 2002 to September 29, 2003. Although our exercise of these options entitled each of them to receive a 10% increase in their base compensation for the extended term, each waived their increase. In April 2003, the Board of Directors authorized, and the executives agreed in principle to, the extension of the consulting and employment agreements through September 2006.

     As of December 31, 2002, Mr. Kellner’s annual consulting fee was $258,500, and will remain at this amount until his agreement expires on September 30, 2006. Mr. Kellner is entitled to annual cash bonuses as determined by our Compensation Committee. No cash bonus was awarded to Mr. Kellner for 2002.

     As of December 31, 2002, each of Mr. Gealy’s and Mr. Allen’s base salary was $387,750, and will remain at this amount until their agreements expire on September 30, 2006. Mr. Gealy and Mr. Allen are entitled to annual cash bonuses as determined by our Compensation Committee. No cash bonuses were awarded to Messrs. Gealy and Allen for 2002.

     The Compensation Committee also is charged with the responsibility to recommend to our Board of Directors for adoption an annual cash incentive plan under which Messrs. Kellner, Gealy and Allen will be eligible to receive awards. To date, the executives have declined the Committee’s invitation to propose appropriate incentives and, therefore, the Board has not yet adopted such a plan.

     Mr. Danduran is employed by us pursuant to a full-time exclusive employment agreement that expires December 31, 2004. Mr. Danduran’s base salary was $145,000 at December 31, 2002 and will increase by $10,000 on January 1, 2003. Mr. Danduran is entitled to an annual cash bonus with a target of up to 20% of his current base salary. For 2002, the Company awarded Mr. Danduran a cash bonus of $30,000.

Option Grants

     The following table reflects the fact that we did not grant stock options to any of our executive officers in 2002.

Potential Realizable
	Number of	% of Total				Value at	Value at Assumed
	Securities	Options	Exercise			Grant	Annual Rates of Stock
	Underlying	Granted to	or	Market		Date	Price Appreciation for
	Options	Employees	Base	Price on		Market	Option Term
	Granted	in Fiscal	Price	the Date	Expiration	Price
Name	(#)	Year	($/Share)	of Grant	Date	0%	5%	10%

Jamie Kellner	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Douglas Gealy	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Thomas Allen	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Ed Danduran	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Value

     None of the stock options held by our executive officers were exercised during 2002. The following table sets forth information with respect to the exercisable and non-exercisable stock options held by our executive officers at the end of 2002.

	Number of Securities Underlying		Value of Unexercised In-the-Money
	Options at Fiscal Year End		Options at Fiscal Year End (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Jamie Kellner	314,489	104,830	$—	$—
Douglas Gealy	256,961	85,654	—	—
Thomas Allen	256,961	85,654	—	—
Ed Danduran	57,250	32,750	$10,200	$20,400

(1)	None of the options granted to any of the executives, other than those granted to Mr. Danduran, are exercisable at a price below $7.97 per share, which was the market price on the last trading day of the year, December 31, 2002. No assumptions or representations regarding the value of such options are made or intended. The value of Mr. Danduran’s in-the-money options was calculated by multiplying options granted with exercise prices below $7.97 by the difference between the exercise price and $7.97.

Equity Compensation Plan Information

     Below is a summary of the shares issued and available for future issuance under the Company’s equity compensation plans:

Number of
securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan category	and rights	and rights	for future issuance

	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,513,123	$17.99	1,686,877
Equity compensation plans not approved by security holders	—	—	—
Total	2,513,123	$17.99	1,686,877

COMPARISON OF CUMULATIVE TOTAL RETURNS*

     The following graph compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in (a) the NASDAQ Composite Index and (b) a composite index of the following four peer companies: (1) Granite Broadcasting Corporation, (2) Hearst-Argyle Television, Inc., (3) Sinclair Broadcasting Group, Inc. and (4) Young Broadcasting Inc. Our peers were selected by the Company on a line-of-business basis and weighted for market capitalization. The graph is intended to provide a relevant comparison of total returns for the period from September 30, 1999 (the day our common stock commenced trading) through December 31, 2002. Because we effected our initial public offering in September 1999, the information in the graph is provided at quarter end intervals. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period. The graph for our Company and each of the indices also assumes the reinvestment of dividends. Note: We caution that past stock price performance shown for our common stock is not necessarily indicative of future price performance.

September 30, 1999 to December 31, 2002

*	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is, and during 2002 was, composed entirely of the outside directors named as signatories to the Compensation Committee report. Except for the voting agreement noted under the caption “Certain Relationships and Related Transactions” above, the Compensation Committee members do not have any relationship with the Chief Executive Officer, other executive officers, or the Company, other than their directorships.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee consists of Mr. McNeill (Chairman) and Mr. Embrescia, both of whom are non-employee directors. The philosophy of the Compensation Committee is to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in the Company’s present competitive environment. The Compensation Committee is responsible for making recommendations to our Board concerning our executive officers’ compensation levels, administers our stock incentive plan and determines awards to be made under the plan to our officers and all other eligible individuals. The Compensation Committee may consider other forms of compensation, both short and long-term, in addition to those generally described above. The Compensation Committee recommended to the Board the approval of has approved Messrs. Kellner’s, Gealy’s and Allen’s consulting and employment and consulting agreements, the January 2002 options to extend the terms of those agreements, and the April 2003 amendments extending the terms of those agreements through September 30, 2006.

     Chief Executive Officer Compensation. Mr. Kellner was compensated in accordance with his three-year consulting agreement, which provides for an annual consulting fee of $258,500 in 2002 and for the remainder of the term. Although his agreement also provides for an annual cash incentive award, Mr. Kellner declined to be considered for such an award for 2002. In determining the annual consulting fee for Mr. Kellner’s consulting agreement, the Compensation Committee considered the compensation of comparable executives at peer companies in the broadcasting industry (some of which are included in the peer group index in the performance graph), taking into account Mr. Kellner’s responsibilities, experience, and individual performance.

     Other Executives. The Company has also entered into three-year employment contracts with each of Mr. Allen and Mr. Gealy. These agreements provide for a base salary, a discretionary cash bonus and a one-time special cash bonus in connection with the successful completion of our initial public offering. Each of the executive officer’s base salary for 2002 was $387,750 which was determined using the same criteria set forth above for Mr. Kellner. Each of the executive officer’s base salary will be $387,750 through the remainder of their employment agreement terms. Mr. Gealy and Mr. Allen also are eligible to receive a discretionary cash bonus, which both declined to be considered for in 2002.

     Stock Options. In determining the aggregate award of options to its executives, the Compensation Committee makes a subjective assessment as to the appropriate level of equity to be granted to sufficiently and properly incentivize the executives and align their interests with those of the Company’s stockholders. No stock options were awarded by the Company in 2002 to any of our executives.

Brian McNeill, Chairman Thomas Embrescia

•	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

AUDIT COMMITTEE REPORT*

     Our Audit Committee is composed of three independent directors and operates under a written charter adopted by our Board of Directors in connection with our initial public offering and last amended April 9, 2002. The members of the Audit Committee are Messrs. Collis (Chairman), McNeill and Embrescia. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of our independent accountants.

     Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

James Collis, Chairman
Brian McNeill
Thomas Embrescia

•	This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and must not be deemed soliciting material or otherwise deemed filed under such Acts.

FINANCIAL AND OTHER INFORMATION

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2002 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (including any financial statements and schedules, and a list of any exhibits not contained therein) are enclosed with this proxy statement. The exhibits to our Annual Report on Form 10-K are available to any stockholder who submits a written request to the Secretary, at 2101 E. Fourth Street, Suite 202A, Santa Ana California 92705 and provides payment of charges that approximate our cost of reproduction.

INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors has appointed KPMG LLP as our independent public accountants for 2003. KPMG LLP has served as our independent public accountants since 1997.

     We expect representatives of KPMG LLP to be at the Annual Meeting and to be available to respond to questions from stockholders. We will give the KPMG LLP representatives an opportunity to make a statement if they desire.

     Stockholder ratification of the selection of KPMG LLP is not required by our Bylaws or otherwise. However, we are submitting the selection of KPMG LLP to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of ACME Communications and its stockholders.

     Ratification of appointment of KPMG LLP as our independent public accountants for 2003 will require the affirmative vote of a majority of voting shares of the common stock represented in person or by proxy at the Annual Meeting. If the stockholders do not make such ratification, the Audit Committee and the Board of Directors will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

ACCOUNTANT FEES

     The fees for all services provided by KPMG LLP, our independent accountants, during 2002 are shown below.

Audit Fees (including quarterly reviews)	$236,500
Financial Information Systems Design and Implementation Fees	$—
All Other Fees
Income tax services	$12,000
SFAS 142 consulting and implementation	$14,000

     Our Audit Committee determined that KPMG LLP’s provision of non-audit services fees in 2002 is consistent with maintaining its independence.

FINANCIAL AND OTHER INFORMATION

     Our Annual Report on Form 10-K for the year ended December 31, 2002, is being sent to stockholders of record as of the close of business on March 31, 2003, together with this Proxy Statement.

STOCKHOLDER PROPOSALS

     We must receive stockholder proposals that are intended to be presented at our 2004 annual meeting of stockholders at our principal executive offices not later than January 6, 2004 for inclusion in our proxy statement and form of proxy relating to the meeting.

OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

PROXY	ACME COMMUNICATIONS, INC.	PROXY
Annual Meeting of Stockholders, May 29, 2003
This Proxy is Solicited on Behalf of the Board of Directors of ACME Communications, Inc.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 29, 2003 and the Proxy Statement, and appoints Thomas Allen and Douglas Gealy, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of ACME Communications, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 1999 Avenue of the Stars, 7th Floor, Los Angeles, California, May 29, 2003 at 9:00 a.m. (local time) and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

— DETACH PROXY CARD HERE —

ACME COMMUNICATIONS, INC

The Board of Directors recommends a vote FOR Items 1 and 2.

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

FOR ALL NOMINEES*	WITHHOLD AUTHORITY FOR ALL NOMINEES*	EXCEPTIONS*

Nominees: Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Thomas Embrescia and Brian McNeill

*	Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003:

FOR	AGAINST	ABSTAIN

3.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:	This Proxy must be signed and dated to be valid.

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope